                                                                    EXHIBIT 99.4


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with Exhibit 99.3 of the Annual Report of Noble Corporation (the "Company") on Form 10-K/A for the period ended December 31, 2002, as filed with the United States Securities and Exchange Commission on June 27, 2003 (the "Report"), I, Julie J. Robertson, Senior Vice President - Administration and Corporate Secretary of the Company and Plan Administrator of the Noble Drilling Corporation 401(k) Savings Plan, Certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Noble Drilling Corporation 401(k) Savings Plan.


June 30, 2003                         /s/ JULIE J. ROBERTSON
                                      ------------------------------------------
                                      Julie J. Robertson Senior Vice President -
                                      Administration and Corporate Secretary of
                                      Noble Corporation, and Plan Administrator
                                      of the Noble Drilling Corporation 401(k)
                                      Savings Plan


[A signed original of this written statement required by Section 906 has been provided to Noble Corporation and will be retained by Noble Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]